                                                                    EXHIBIT 10.6

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         THIS AGREEMENT, made this 7 day of April, 1997, by and between Equifax Credit Information Services, Inc., a Georgia corporation, with its principal place of business at 1600 Peachtree Street, NW, Atlanta, Georgia 30309 ("Equifax"), Digital Matrix Systems ("Processor") and CreditComm Services, LLC, a financial information service of Loeb Holding Corporation, New York, with its principal place of business at 2700 Prosperity Avenue, Suite 100, Prosperity Business Campus, Fairfax, VA 22031 ("CreditComm").

                                   WITNESSETH:

         WHEREAS, CreditComm and/or Processor ("CreditComm/Processor") has the computer capability to combine the separate automated credit reporting files from different credit reporting entities into one credit report which is provided to the consumer subject of the report information, and is called CreditComm's CreditCompare ("CreditCompare"); and

         WHEREAS, CreditComm/Processor has the computer capability to perform credit monitoring services ("Credit Monitoring") by comparing current consumer credit information to a previous report and providing its subscribers with a list of certain new information appearing in that consumer's credit file; and

         WHEREAS, Processor will perform certain data processing services as an agent of CreditComm; and

         WHEREAS, Equifax publishes and distributes individual consumer credit report information known as "Equifax credit information;" and

         WHEREAS, CreditComm desires, and Equifax agrees, to allow CreditComm to make Equifax credit information available to consumers under certain circumstances, as part of CreditComm's CreditCompare and Credit Monitoring Services.

         NOW, THEREFORE, in consideration of the premises and of these mutual covenants and agreements, the parties agree as follows:

1.       Provision of Equifax Credit Information.

         1.1 Subject to the terms and conditions of this Agreement, on a non-exclusive basis, Equifax authorizes CreditComm to access and provide Equifax credit information, as available, directly to the individual consumer to whom the Equifax credit information relates ("Consumer Subject"), as part of CreditComm/Processor's CreditCompare and Credit Monitoring services under the following terms and conditions:

                  (A)      Pursuant to:

                           (i) the written instructions of the Consumer Subject that were provided to CreditComm by the Consumer Subject;

         1.2      (A)      CreditComm will use reasonable procedures to properly
                           identify the Consumer Subject of the CreditCompare or Credit Monitoring Report.

                  (B) CreditComm/Processor will not provide, either directly or indirectly, the CreditCompare. Credit Monitoring report, or the Equifax credit information accessed for a CreditCompare, or a Credit Monitoring report, to any Creditor, but is only authorized to provide the CreditCompare or Credit Monitoring report to the Consumer Subject.

         1.3 Equifax reserves the right in its sole discretion to deny access to Equifax credit information for the Consumer Subjects of certain Creditors, even though otherwise "qualified." CreditComm and Processor release Equifax from any and all claims, demands, actions, costs, damages.

                  expenses, compensation, penalties, liabilities and obligations of any kind arising out of or relating to such a denial. Further, CreditComm and Processor covenant not to sue or maintain any claim, cause of action, demand, cross-action, counterclaim, third-party action or other form of pleading against Equifax rising out of or relating to such a denial.

         1.4 CreditComm and Processor will establish strict procedures so that CreditComm's employees or agents do not access Equifax credit information except as set forth in Paragraphs 1.1 and
                  1.2 above.


         1.5      (A)      In relaying any and all Equifax credit information to
                           Consumer Subjects, CreditComm shall, in all instances, faithfully, fully and completely transmit the Equifax credit information as part of its CreditCompare and Credit Monitoring services and include the date the information was last checked or revised by Equifax and the full name and mailing address of the Equifax office identified by Equifax as providing the Equifax credit information.

                  (B) CreditComm and Processor will not maintain, sell, copy, allow to be copied, capture, merge the Information with, nor allow it to become a part of, a list of any kind from any other source, including any information received from Equifax in connection with any other project, or otherwise retain in any manner, in whole or in part, any Equifax credit information provided to CreditComm, Processor, Creditors or Consumer Subjects; except that CreditComm may capture and retain that information and the date and time of inquiries solely for the purposes of (a) audit trail;
                           (b) calculation of the amount of usage of Equifax credit information and provision of specifics relating to that usage to Consumer Subjects; (c) billing, and (d) in connection with its consumer disclosure responsibilities. In no event may the Equifax credit information retained by CreditComm be used for future reporting purposes.

                  (C) In connection with the CreditComm Monitoring service, Processor may maintain Equifax Information for a maximum of forty (40) days from the date received, if the monitoring service is performed on a monthly basis; if performed on a quarterly basis, Processor may maintain Equifax Information for a maximum of one hundred (100) days from the date received. Processor must either return the data to Equifax or completely purge the data in its entirety from any and all DMS systems, processors, platforms, programs, files, or CPU's. This data purge must be pre-programmed and occur no later than the specified maximum storage date of 40 or 100 days. Processor agrees to notify Equifax in writing how such data will be pre-programmed for destruction (prior to execution of said Agreement).

         1.6 Within ten days of the signing of this Agreement, CreditComm will provide to Equifax in writing CreditComm's policies and procedures for answering questions from consumers about Equifax credit information. CreditComm will be the first point of contact for inquiries from consumers following disclosure of their information. However, Equifax credit information in the CreditCompare and Credit Monitoring services that is disputed to CreditComm by the consumer will be referred to the Equifax office that is the source of that information for reinvestigation.

         1.7      (A)      In connection with CreditCompare, CreditComm/
                           Processors' requests for Equifax credit information for CreditCompare will normally be by way of direct computer system-to-system access through Equifax's
                           Automated Delivery Services unit. However,
                           CreditComm/Processor owns or leases remote terminal(s), and those terminal(s) will be operated only by certain of its employees trained by Equifax.
                           At least two of CreditComm's employees will be so trained by Equifax prior to receiving Equifax credit information, and at least two trained operators will be available to operate the terminal(s) during the term of this Agreement.

                  (B) CreditComm/Processor will take all necessary measures to prevent unauthorized system-to-system access and unauthorized use of the terminal(s) by any person other than designated operators, and will establish and enforce policies forbidding its employees to obtain information on themselves or associates.

                  (C) With regard to the operation of the system-to-system access or the terminal(s), Equifax is not liable for transmission distortion, interruptions or failure or for any resulting consequential or special damages whatsoever.

         1.8 In connection with the Credit Monitoring service, Equifax or CreditComm will provide Processor with computer tapes of names and addresses of individuals who have subscribed in writing to CreditComm's Credit Monitoring service. Equifax will deliver Equifax credit information about those individuals to Processor. The Equifax credit information will remain the sole property of Equifax and is to be used only as directed by CreditComm and Equifax for the specific purpose of providing CreditComm's Credit Monitoring program and for no other purpose. Processor will process the computer tapes received from Equifax pursuant to instructions of CreditComm and Equifax.

         1.9 CreditComm will pay Equifax promptly for all Equifax credit Information requested by CreditComm on behalf of Consumer Subjects according to the then-current rate schedule of cash prices for these services. In addition, CreditComm will pay Equifax for any applicable taxes, charges for any special telephone services or any other special services rendered by Equifax. The prices are volume driven as provided on Addendum "A" and Addendum "B" attached to this Agreement, which schedules may be adjusted by Equifax upon thirty days notice to CreditComm. CreditComm will pay Equifax an annual minimum billing of $100,000, payable in equal monthly installments, for credit files sold to CreditComm. CreditComm may select a higher annual minimum to achieve a lower per unit cost. The parties will review CreditComm's actual volume every six months and the prices will be adjusted to reflect the actual volume.

2.       PROMOTION AND TRAINING.

         2.1 Prior to its publication and release, Equifax must review and approve all CreditComm-created advertising, marketing and promotional material that describes Equifax credit information or which refers to the nature or capabilities of Equifax or Equifax credit information, or otherwise mentions or refers to Equifax by name. This includes samples of the products CreditComm will deliver to consumers which will contain Equifax information. Further, prior to its publication and release, Equifax must review and approve all advertising, marketing and promotional material regarding Equifax credit information that CreditComm proposes to provide to Creditors and consumers; and that Creditors propose to provide to consumers regarding the CreditCompare and Credit Monitoring services. Equifax will be provided a minimum of ten business days in which to review and approve advertising, marketing and promotional material.

3.       RIGHT TO CONDUCT TECHNICAL REVIEWS AND AUDITS.

         3.1 Equifax may conduct technical reviews of CreditComm/ Processor's procedures to analyze how Equifax credit information is merged, re-formatted or re-packaged in the CreditCompare and Credit Monitoring services. Further, Equifax may conduct reasonable audits of the procedures and practices of CreditComm and Creditors in connection with the compliance by each of them with their respective obligations and responsibilities under this Agreement. Further, Equifax may immediately suspend CreditComm's rights of access to, and use of, Equifax credit information if it comes to Equifax' attention that CreditComm, Processor or any Creditor, is not in compliance with its respective obligations in connection with the access and use of Equifax credit information. In that event, Equifax will immediately notify CreditComm of those circumstances.

         3.2 CreditComm will, at its expense and as reasonably requested by Equifax from time to time, contract with an independent marketing research firm to research, determine and monitor the perceptions of consumers regarding CreditComm's CreditCompare and Credit Monitoring services. The results of each such study will be provided directly to Equifax by the independent marketing research firm.

4.       Release and Covenant With Respect to Accuracy of Equifax Credit
         Information.

         CreditComm and Processor recognize that the accuracy of any information furnished is not guaranteed by Equifax, and CreditComm and Processor release Equifax and Equifax' parent, sister, and affiliated companies, and its and their officers, agents, employees and independent contractors from any liability for any negligence in connection with the preparation of Equifax credit information and from any loss or expense suffered by CreditComm. Processor, Creditors or Consumer Subjects or others resulting directly or indirectly from Equifax credit information. CreditComm, and on behalf of Processor and Creditors, covenants not to sue or maintain any claim, cause of action, demand, cross-action, counterclaim, third-party action or other form of pleading against Equifax, Equifax' parent, sister, and affiliated companies, and its and their officers, agents, employees and independent contractors arising out of or relating in any way to the accuracy or inaccuracy, validity or non-validity, of any of the Equifax credit information.

5.       Disclaimer of Warranties.

         Equifax makes no representations, warranties or guarantees, express or implied, other than those expressed in this Agreement. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, EQUIFAX MAKES AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE EQUIFAX AUTOMATED CREDIT REPORTING SYSTEM (ACROPAC SYSTEM(TM)) OR ANY OTHER MACHINERY, EQUIPMENT, MATERIALS, PROGRAMMING AIDS OR OTHER ITEMS UTILIZED BY CREDITCOMM IN CONNECTION WITH OR RELATED TO, OR RESPECTING THE ACCURACY OF ANY EQUIFAX CREDIT INFORMATION FURNISHED BY EQUIFAX TO CREDITCOMM OR TO ANY OR ANY THIRD-PARTY MARKETERS, CREDITORS OR CONSUMER SUBJECTS.

6.       Indemnification by CreditComm.

         CreditComm and Processor will indemnify and hold harmless Equifax, Equifax's parent, sister and affiliated companies, and its and their directors, officers, employees, agents, independent contractors, successors and assigns, from and against and with respect to any and all liabilities, claims, losses, demands, actions, causes of action, damages, expenses (including, without limitation, attorneys' fees and costs of litigation), or liability, arising from or in any manner related to any claim, demand or suit, whether or not meritorious, brought or asserted by any third party in any way arising out of any actual or alleged negligence or intentional act of CreditComm or Processor, whether or not any negligence of Equifax is alleged to have been contributory thereto, the failure of CreditComm to duly and fully perform its obligations under this Agreement, the failure of CreditComm or Processor to insure the provision of reliable and accurate Equifax credit information, misuse of or improper access to, Equifax credit information by CreditComm or Processor, Third-Party Marketers or Creditors or the failure of CreditComm or Processor to comply with applicable laws or regulations.

7.       Confidentiality.

         CreditComm and Processor acknowledge that Equifax owns an automated credit reporting system (ACROPAC System(TM)) and all interests, programs, codes, software documentation or other appurtenances related to it or derived from it. CreditComm and Processor further acknowledge that the ACROPAC System(TM) and any codes, procedures or ACROPAC System(TM) documentation are confidential and proprietary to Equifax. During the term of this Agreement and thereafter, CreditComm and Processor will maintain, and will cause its directors, officers, employees and agents to maintain, in strict confidence, and not to disclose, except as expressly permitted by this Agreement, to any other person or entity, any such information, including Equifax credit information, materials and know-how as may be provided to CreditComm or Processor by Equifax during the term of this Agreement, and to take necessary actions to protect against disclosure thereof. CreditComm and Processor will not make use of any such information, including Equifax credit information, materials and know-how whatsoever except solely for the purpose of this Agreement, in accordance with the terms and during the existence of this Agreement. Upon the termination of this Agreement, CreditComm and Processor will return to Equifax all manuals, materials and documents pertaining to Equifax or the ACROPAC System
         (TM) obtained from Equifax during the term of this Agreement, and all copies and partial copies thereof.

8.       Relationship of Parties.

         The parties to this Agreement are each independent contractors and nothing contained in this Agreement will be construed as creating a joint venture, partnership, licensor-licensee, principal-agent or mutual agency relationship between or among the parties and no party will, by virtue of this Agreement, have any right or power to create any obligation, express or implied, on behalf of any other party. No party, nor any employee of a party, will be deemed to be an employee of another party by virtue of this Agreement. The parties acknowledge that the services provided by Equifax are not provided on an exclusive basis and that Equifax may provide similar services to other parties or may itself provide services similar to those provided by CreditComm and Processor.

9.       No Third-Party Benefits.

         Equifax and CreditComm acknowledge and intend that this Agreement was entered into solely for the respective benefit of each of them and their respective successors and assigns and nothing in this Agreement will be construed as giving any person, firm, corporation or other entity (including, without limitation to the foregoing, any Processor, or Consumer Subject), other than the parties to this Agreement and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision of it.

10.      Assignment.

         The parties acknowledge the special and unique purposes of this Agreement and, therefore, notwithstanding any other provisions to the contrary contained in this Agreement, neither this Agreement nor any of the rights or obligations in it will be assignable by CreditComm without the prior written consent of Equifax. which consent shall not be unreasonably withheld (taking into account the nature of the services provided under this Agreement, the economic or other interests of Equifax, competitive effects, any circumstances which may affect the performance of this Agreement, the protection of sensitive or proprietary commercial information, the operations and integrity of the ACROPAC System(TM), the protection of data in the ACROPAC System(TM) and the interests of other entities utilizing that System). Any dissolution, merger, consolidation or other reorganization of CreditComm, the sale or other transfer of all or substantially all of the assets or properties of CreditComm or the sale or other transfer of a controlling percentage of the corporate stock of CreditComm, will constitute an assignment of this Agreement for all purposes of this Paragraph 10. The term "controlling percentage" for the purposes of this Paragraph 10 means the ownership of stock possessing, and of the right to exercise, at least 50% of the total combined voting power of any class or all classes of stock of such a party, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership.

11.      Force Majeure.

         Notwithstanding any provisions to the contrary contained in this Agreement, no party to this Agreement will be liable to the other party for any delay or interruption in performance as to any obligation under this Agreement resulting from governmental emergency orders, judicial or governmental action, emergency regulations, sabotage, riots, vandalism, labor strikes, or disputes, acts of God, fires, electrical failure, major computer hardware or software failures, equipment delivery delays, acts of third parties, or any other cause, if such delay or interruption in performance is beyond its reasonable control.

12.      Contact Persons.

         Each party to this Agreement will designate one person within its organization that is responsible for the relationship between the parties and for compliance with the terms and conditions of this Agreement.

         (a)      For CreditComm Services LLC:

                  Name :        Steve Goetzinger
                  Address:      CreditComm Services LLC
                                2700 Prosperity Ave, Suite 100
                                Fairfax, VA, 22031
                  Telephone:    703-207-1600

         (b)      For Equifax:

                  Name:         Lee D. Lovvom Sr.
                  Address:      Equifax Credit Information Services, Inc.
                                1600 Peachtree Street, NW
                                Post Office Box 4091
                                Atlanta, Georgia 30302
                  Telephone:    (404) 885-8787

         (c)      For Digital Matrix Systems:

                  Name:         David McGough
                  Address:

                  Telephone:

         Each party may, by notice given pursuant to Paragraph 13, change its designation to a person other than the person identified above.

13.      Notices.

         All notices, requests, demands, and other communications under this Agreement will be in writing except as expressly stated in this Agreement, and will be deemed duly given when received upon delivery by hand or by certified mail, addressed as follows:

         (a)      If to CreditComm Services, LLC:

                  Name:         Steve Goetzinger
                  Address:      CreditComm Services LLC
                                2700 Prosperity Ave,Suite 100
                                Fairfax, VA, 22031
                  Telephone:    703-207-1600

         (b)      If to Equifax:

                  Equifax Credit Information Services. Inc.
                  1600 Peachtree Street. NW
                  Post Office Box 4091
                  Atlanta, Georgia 30302
                  Attention: Contract Administrator

         (c)      If to Digital Matrix Systems:

                  Name: David McGough
                  Address:

                  Telephone:

         The parties hereto may, by notice, designate any further or different addresses to which notices will be sent.

14.      Severability.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, such a holding will not invalidate or render unenforceable any other provision of this Agreement.

15.      Exhibits.

         All Exhibits attached to this Agreement are a part at this Agreement and are expressly incorporated into it. All blanks in the Exhibits, if any, will be completed as required in order to consummate the transactions contemplated and in accordance with this Agreement.

16.      Injunctive Relief.

         CreditComm and Processor acknowledge that use or disclosure of the information described by Paragraph 7 of this Agreement in a manner inconsistent with this Agreement will give rise to irreparable injury to Equifax which cannot be adequately compensated in damages, and that Equifax may seek and obtain equitable, injunctive relief to prevent or restrain the unauthorized use or disclosure, together with any other remedies which may be available to Equifax.

17.      Use of Equifax Services.

         Equifax does not convey or transfer, nor does CreditComm, or any Processor, Third-Party Marketer or Creditor, obtain any right or interest in, any of the programs, systems, data, materials, or credit information utilized or provided by Equifax in the performance of this Agreement.

16.      Heading.

         The section and other headings in this Agreement are inserted solely as a matter of convenience for reference and are not a part at this Agreement.

19.      Governing Law.

         This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

20.      Waiver of Rights.

         Failure of any party to enforce any of its respective rights or remedies under this Agreement with respect to any specific act or failure to act of any party will not constitute a waiver of the rights of that party to enforce those rights and remedies with respect to any other or subsequent act or failure to act.

21.      Entire Agreement.

         This Agreement, including its Exhibits, constitutes the entire Agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter of this Agreement. No changes in this Agreement may be made except in writing signed by both parties.

22.      Term and Termination.

         This Agreement is without a fixed term, and remains in force and effect until written notice of cancellation, for any or no reason, is given by either party at least 30 calendar days prior to the effective date of the cancellation. However, if CreditComm is delinquent in the payment of any charges due Equifax, or is in violation of any of the terms of this Agreement, then Equifax may, at its election, discontinue providing services to CreditComm and cancel this Agreement immediately by written notice to CreditComm. In the event of termination of this Agreement for any reason, the provisions at the foregoing paragraphs will remain in full force and effect as to all Equifax credit information which CreditComm has requested or received from Equifax prior to the date of cancellation.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EQUIFAX CREDIT INFORMATION SERVICES, INC.
 ("Equifax")

By: _____________________________________________
               Name Printed & Title

    _____________________________________________
                  Name Signature

CREDITCOMM SERVICES, LLC
("Creditcomm")
By: _____________________________________________
                   Name Printed & Title

    _____________________________________________
                  Name Signature

 DIGITAL MATRIX SYSTEMS
("Processor")

By: _____________________________________________
               Name Printed & Title

    _____________________________________________
                  Name Signature

    _____________________________________________
                      Date

April 2, 1997

                                                                      ADDENDUM A


                 PRICING SCHEDULE/CREDIT FILES, CREDITCOMM, LCC

              *    $100,000 minimum annual billing

              *    Semi-annual review and adjusted accordingly

                ----------------------------------------------------
                        Annual Volume            Price Per File
                ----------------------------------------------------
                           0 - 12,500               $8.00
                ----------------------------------------------------
                      12,501 - 25,000               $7.50
                ----------------------------------------------------
                      25,001 - 40,000               $7.00
                ----------------------------------------------------
                      40,001 - 60,000               $6.50
                ----------------------------------------------------
                      60,001 - 80,000               $6.00
                ----------------------------------------------------
                      80,001 - 100,000              $5.25
                ----------------------------------------------------
                     100,001 - 200,000              $4.00
                ----------------------------------------------------
                     200,001 - 300,000              $3.25
                ----------------------------------------------------
                     300,001 - 500,000              $2.75
                ----------------------------------------------------
                     500,001 & Over                 $2.25
                ----------------------------------------------------

                                                                      ADDENDUM B

              PRICING SCHEDULE/MONITORING SERVICE, CREDITCOMM, LCC


              Minimum Run Charges      Programming Application Fee

                    $5,750                     $8,000

               ------------------------------------------------
                        Run Volumes         Price Per File
               ------------------------------------------------
                          1 - 15,000             .280
               ------------------------------------------------
                     15,001 - 25,000             .240
               ------------------------------------------------
                     25,001 - 35,000             .192
               ------------------------------------------------
                     35,001 - 45,000             .172
               ------------------------------------------------
                     45,001 - 55,000             .152
               ------------------------------------------------
                     55,001 - 100,000            .136
               ------------------------------------------------
                    100,001 - 200,000            .120
               ------------------------------------------------
                    200,001 - 300,000            .102
               ------------------------------------------------
                    300,001 - 500,000            .097
               ------------------------------------------------



April 2, 1997

             FIRST ADDENDUM TO AGREEMENT CONSUMER DISCLOSURE SERVICE
                AMONG EQUIFAX CREDIT INFORMATION SERVICES, INC.,
                 INTERSECTIONS INC. AND DIGITAL MATRIX SYSTEMS,

         This First Addendum (the "First Addendum") to the "Agreement Consumer Disclosure Service" among Equifax Credit Information Services, Inc., Intersections Inc. and Digital Matrix Systems, _____ (the "Agreement") is entered into as of the 30th day of March, 2001, among Equifax Credit Information Services, Inc., a Georgia corporation, with its principal place of business at 1550 Peachtree Street, Atlanta, Georgia 30309 ("Equifax"), Intersections Inc., a Delaware corporation, with its principal place of business at 14930 Bogle Drive, Chantilly, Virginia 20151 ("Intersections") and Digital Matrix Systems, Inc, a Texas corporation, with its principal place of business at 15301 Spectrum Drive, 2nd floor, Addison, Texas, 75001 ("Processor").

         WHEREAS, Equifax, CreditComm Services, LLC, and Processor entered into the Agreement effective April 7, 1997, regulating the provision, access to, and use of certain Equifax credit information and the resale of that information in the form of "CreditCompare" and "Credit Monitoring" services to Consumer Subjects, all on the terms and conditions set forth therein; and

         WHEREAS, CreditComm Services, LLC, reorganized and changed its name effective August 24, 1999, to Intersections Inc., and Intersections is the successor by operation of law to CreditComm Services, LLC;and

         WHEREAS, the parties desire to amend the Agreement to permit Intersections to access and transmit Equifax credit information, as available, to Consumer Subjects in the form of Intersections' CreditCompare and Credit Monitoring services via the Internet, upon the terms and conditions hereinafter set forth; and

         WHEREAS, other than amending the Agreement as set forth above, the parties desire to reaffirm each of the terms and conditions of the Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       RECITALS

         The recitals shall form a constituent part of this First Addendum.

2.       DEFINITIONS AND ADDITIONAL CONDITIONS

         All capitalized terms in this First Addendum which are not specifically defined herein shall have the meaning set forth in the Agreement. For the purposes of this First Addendum, the following additional terms have the meanings, and shall be subject to the conditions, set forth below:

         (a)      "Electronic Signature" shall have the meaning set forth in
Section 106(5) of the Electronic Signatures in Global and National Commerce Act, as adopted June 30, 2000, and codified at 15 U.S.C. Section 7001 et seq. (the "Electronic Signatures Act"), and shall further mean for purposes hereof an electronic or digital signature that fulfills the requirements of the Electronic Signatures Act and the requirements of any state statute, regulation, or rule which is exempted from preemption by the Electronic Signatures Act pursuant to
Section 102(a) of such Act, including without limitation, a state enactment or adoption of the Uniform Electronic Transactions Act.

         (b) "Internet" shall mean for purposes hereof, and be limited to, the "World Wide Web," which is a global system of servers that support documents formatted in HTML.

         (c) "Mark(s)" shall mean any and all existing or future trademarks, trade names or service marks owned or used by Equifax or any of its affiliated companies. Any use by Intersections of the Marks shall be on and subject to the terms of the nonexclusive license set forth in Exhibit "A," attached hereto and incorporated herein by reference.

         (d) "Service Area" shall mean the United States of America, unless such Service Area is modified by mutual agreement of the parties.

                  (e) "Web Site" shall mean the site owned and operated by Intersections and accessible to users of the Internet under the domain name "Intersections.com" and the collection of web pages at such Web Site, or such other web site (and collection of web pages at such site) that fulfills each of the following terms: (i) is (A) wholly owned by Intersections, or (B) a branded site operated by Intersections for a third party without any right or ability of web site data access by such third party, (ii) resides on the same Intersections-owned network and system infrastructure as Intersections.com and as certified by ICSA.net, (iii) utilizes the same Intersections-owned servers and server configuration as Intersections.com, (iv) fulfills and is subject to all of the requirements of this First Addendum, and (v) is listed on Exhibit "B" attached hereto and made a part hereof.

3.       Internet Consumer Delivery Authorization

                  On and subject to the terms and conditions of this First Addendum, Equifax hereby authorizes Intersections, on a non-exclusive basis, to obtain from Equifax in the manner prescribed by Sections 1.7 and 1.8 of the Agreement and to make available at the Web Site, Equifax credit information, as available, for access through the Internet directly to and by Consumer Subjects resident in the Service Area, by delivery in the form of (i) the CreditCompare service and (ii) the Credit Monitoring service, and Equifax agrees to provide such credit information to Intersections, as available and on a non-exclusive basis. It shall be the responsibility of Intersections to comply with all applicable rules, regulations, and laws associated with or governing the delivery and sale of information of the kind contemplated hereunder to the Consumer Subjects via the Internet.

4. Identification and Authentication of Consumer Subjects: Delivery to Consumer Subjects

                  a. Intersections shall verify the identity of each Consumer Subject who requests to be provided Equifax credit information. Intersections shall request credit information from Equifax only for those Con-sumer Subjects whose identity Intersections has authenticated in accordance with the requirements of this First Addendum. Intersections shall insure that each Consumer Subject does not resell or otherwise provide or transfer the Consumer Subject's credit report or the Equifax credit information contained therein in whole or in part to any other person or entity.

                  b        With regard to the authentication of Consumer
Subjects requesting Equifax credit information via the Web Site, all such authentications conducted on Consumer Subjects will be performed: (i) under and governed by the terms and conditions of the Services Agreement by and between Intersections and Equifax Secure, Inc. effective on the 21st day of December, 2000 as set forth in Exhibit "C" attached hereto and incorporated herein by reference, or (ii) by such other high assurance authentication methodology approved by Equifax in writing and conforming to the Equifax Internet Security Requirements as set forth in Exhibit "D" attached hereto and incorporated herein by reference.

                  c. Prior to the delivery of Equifax credit information to a Consumer Subject through the Web Site, Intersections shall disclose to, and obtain the valid consent of the Consumer Subject to, terms, disclaimers, and acknowledgments concerning the accuracy of the Equifax credit information, the Consumer Subject's responsibilities under law, the restrictions on access to the Equifax credit information, and related matters, in language which shall be attached hereto and made a part hereof as Exhibit "E". It shall be a precondition of the Internet Consumer Delivery Authorization set forth in
Section 3 hereof that the language of Exhibit "E" shall comprise, in addition to the foregoing matters, sufficient written authorization of the Consumer Subject as prescribed under Section 5 hereof, and that the language of Exhibit "E" shall be acceptable to Equifax; provided, however, that such acceptance by Equifax notwithstanding, Equifax shall not be nor shall it be deemed to be responsible or liable in any way for the content or efficacy of such language and Intersections agrees and acknowledges that it shall remain solely responsible and liable therefor. Intersections shall fully disclose to Consumer Subjects its Internet data privacy and personal information usage and disclosure policies and shall adhere to those policies at all times. Intersections shall ensure that its privacy policies conform to the requirements of all applicable Laws and industry best practices.

5.       Written Authorization of Consumer Subjects

                  Intersections shall provide the Equifax credit information to the Consumer Subject only pursuant to the written instructions of the Consumer Subject as described in Section 1.1(A) of the Agreement and as necessary to comply with the requirements of the Fair Credit Reporting Act, 15 U.S.C. 1681 et. seq., as amended ("FCRA"). Provided, however, that written authorization of the Consumer Subject may be obtained by Intersections in the form of either (i) an original or facsimile copy of a manual signature on paper, or (ii) an Electronic Signature as defined herein and meeting all other requirements of law.

6.       Internet Security Requirements

         Intersections agrees to comply with the Equifax Internet Security Requirements ("Requirements"), as these Requirements may be updated or modified from time to time by Equifax in its discretion. Additionally, Intersections agrees to utilize the encryption standard required by Equifax, as the same may be modified or upgraded from time to time (the "Encryption Standard"), to transmit all Equifax credit information and Equifax-issued subscriber codes and passwords to and from both Equifax and the Consumer Subjects. Further, the operating environment Intersections uses to receive and request the Equifax credit information and to store, deliver, and transmit the Equifax credit information shall meet or exceed generally accepted industry standards for Internet security, to permit Web Site access as contemplated herein with a maximum degree of certainty that no party other than the Consumer Subject obtains Equifax credit information concerning that individual. Intersections shall further ensure that:

                  a. Equifax credit information shall be adequately protected when stored on Intersections transaction servers. Intersections transaction servers holding Equifax credit information are physically separate from Intersections web servers and are not available for any services directly from the Internet. Security controls on such transaction servers include strong and regularly changed passwords and other measures to prevent unauthorized access to Equifax credit information. Intersections' Internet connection allows communication only through a secure application server that cannot be bypassed by any third party to communicate directly with Equifax.

                  b. Intersections' Internet connection is protected with ICSA.net (or its successor)-certified firewall(s) that are configured and managed to adhere to industry best practices.

                  c. If IDs and passwords are being used: strong password policies must be in place (minimum length of 6 characters in a combination of alpha and numeric characters, frequent and mandatory password changes--recommended at least every 90 days and required at least once per annum); and IDs and pass-words are encrypted when they travel over the Internet. If digital certificates are used, the certificate authority must be trusted, the certification process must be sound, and the certification must be protected by the end user. Intersections shall ensure that IDs or digital certificates that were fraudulently issued are disabled or inactivated promptly.

         In the event that Equifax updates or modifies the Requirements or the Encryption Standard, Intersections shall modify its procedures, software, or systems in order to comply with the modified Requirements or Encryption Standard within sixty (60) days of the date Intersections is given notice of the modified Requirements or Encryption Standard. Intersections' system shall have adequate audit trails and detailed reports that allow early detection of fraudulent access and/or investigation of suspicious activities. In the event of any breach of security or release by Intersections of Equifax credit information to anyone other than the Consumer Subject, Intersections must report to Equifax as soon as possible but no later than one (1) business day after discovery.

7.       No Other or Further License

         Apart from the Internet consumer delivery authorization through the Web Site as provided in Section 3 hereof, nothing herein contained shall convey or transfer, or be construed to convey or transfer, to Intersections or any other person any license, right, or power to transmit or retransmit Equifax credit information or any data therein contained via the Internet. Intersections shall continue to be subject to, without limitation, all of the restrictions of Sections 1.5(A) and (B) of the Agreement.

8.       Additional Intersections Undertakings

                  a. Intersections shall request the Equifax credit information from Equifax as prescribed in Sections 1.7 and 1.8 of the Agreement, or by other means as may be agreed to from time to time by Equifax and Intersections.

                  b. Intersections understands and agrees that it shall be solely responsible for the development, operation, and maintenance of the Web Site and for all materials that appear therein, including but not limited to:
(i) the technical operation of the Web Site and all related equipment; (ii) operating the CreditCompare and

Credit Monitoring services on the Web Site in conjunction with the use of Equifax credit information; (iii) the accuracy and appropriateness of materials posted on or incorporated into the Web Site or provided for use on the Web Site (excepting only the Equifax credit information in the form provided by Equifax);
(iv) ensuring that all materials posted on or incorporated into the Web Site do not violate or infringe upon the rights of any third party (including, without limitation, copyrights, trademarks, service marks, trade secrets, privacy or other personal or other proprietary rights); and (v) ensuring that materials posted on or incorporated into the Web Site are not libelous or defamatory and comply with all applicable laws and regulations.

                  c. Intersections will diligently comply with all federal, state and local laws, ordinances, regulations and administrative orders (collectively "Laws") applicable to the purchase, transmission, possession, use, sale, and disclosure of Equifax credit information through the Web Site, including but not limited to, (i) the FCRA and other Laws regulating the storage, transmission, or use of information in the nature of the Equifax credit information, or electronic data interchange, and (ii) Laws applicable to the sale of products and services to consumers through the Internet, including but not limited to, marketing, advertising, "spamming," consumer protection, and unfair and deceptive practices Laws.

                  d. Intersections acknowledges and agrees that Equifax shall have no liability to Intersections or any third party arising out of the Internet consumer delivery by Intersections. Intersections understands and agrees that Consumer Subjects who access the Web Site shall be deemed customers solely of Intersections for all purposes. Intersections shall be solely responsible for any claims, actions, liabilities, damages, fines, penalties, costs and expenses (including reasonable attorneys' fees) of any nature or kind whatsoever (cumulatively for purposes hereof "Claims") arising out of or relating to (i) this customer relationship including but not limited to terms of sale, privacy policy, use of cookies and customer information retention and uses, or the delivery of Equifax credit information to Consumer Subjects through the Web Site, including the use by Consumer Subjects of Equifax credit information or other information on the Web Site; (ii) the operation or content of the Web Site; (iii) any representation or warranty offered by Intersections in connection with the delivery of Equifax credit information through the Web Site; (iv) any non-compliance with any applicable Laws (including without limitation the FCRA) by Intersections or by Equifax to the extent that Equifax's noncompliance is directly caused by the acts of Intersections; (v) any breach of any representation, warranty, duty or covenant of Intersections hereunder; (vi) all claims by Consumer Subjects and/or any other third parties related to the delivery of Equifax consumer information through the Web Site; or (vii) all claims based on intellectual property infringement caused by the acts or inaction of Intersections in connection with the ownership or operation of the Web Site.

                  e. Intersections shall indemnify, defend and hold Equifax, any Equifax affiliates, and its contractually affiliated credit reporting agencies harmless from any and all Claims described in Section 8(d) hereof. In connection with any indemnification described in this Section, Equifax (i) will give Intersections prompt written notice of the Claim; (ii) will cooperate with Intersections (at Intersections' expense) in connection with the defense and settlement of the Claim; and (iii) will permit Intersections to control the defense and settlement of the Claim, provided that Intersections may not settle the Claim without Equifax's prior written consent (which will not be unreasonably withheld). Further, Equifax (at its cost) may participate in the defense and settlement of the Claim. This provision will survive the termination or expiration of the Agreement and shall be in addition to the indemnity provision of Section 6 of the Agreement.

                  f. Notwithstanding anything to the contrary in this First Addendum, if the continued distribution of all or any portion of the Equifax credit information through the Web Site, as contemplated by this First Addendum, becomes impossible, impractical, or undesirable due to a change in applicable federal, state or local laws or regulations, the agency enforcement of such laws or regulations, or actual or threatened litigation, as determined by Equifax in its reasonable and good faith judgment, Equifax may (i) terminate the Internet consumer delivery authorized by this First Addendum; (ii) cease to provide the credit information within, or pertaining to persons residing within, the affected jurisdiction(s); or (iii) establish new prices which will apply to the credit information when provided or delivered within, or pertaining to persons residing within, the affected jurisdiction(s). Prices established under clause (iii) will be reasonably calculated to cover the costs incurred by Equifax in complying with the applicable laws or regulations and will become effective on the date specified by Equifax in written notice, unless Intersections objects in writing within five (5) days of receipt of such notice, in which case Equifax may exercise its rights under clauses (i) or (ii) above. Equifax will provide written notice of its actions as far in advance of the effective date as is reasonably possible under the circumstances.

9.       RIGHTS TO AUDIT

         Equifax may, from time to time, at its discretion and expense, audit Intersections to assess compliance with the requirements contained in this First Addendum including, but not limited to, the compliance by Intersections with the Requirements and the Encryption Standard, and Equifax may suspend Intersections' ability to access and make available at the Web Site Equifax credit information in the event of any noncompliance with the requirements of this First Addendum.

10.      ADDITIONAL TERMS AND CONDITIONS

         The terms and conditions set forth in this First Addendum are in addition to the terms and conditions contained in the Agreement which are incorporated herein by reference. Provided that insofar as any of the terms or conditions of this First Addendum conflict with the terms or conditions of the Agreement or impose greater or supplementary requirements, duties, or restrictions, then as to the transactions contemplated by this First Addendum, the terms and conditions of this First Addendum shall control.

11.      COUNTERPARTS; FACSIMILE

         This First Addendum may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. A signed facsimile copy of this First Addendum may serve as an original and shall constitute a valid and binding execution of this First Addendum by each of the parties hereto.

12.      DESCRIPTIVE HEADINGS

         The descriptive headings of this First Addendum are inserted for convenience of reference only and do not constitute a constituent part of this First Addendum.

         IN WITNESS WHEREOF, Equifax, Intersections and Processor have executed this First Addendum on the day and year indicated above intending to be bound by all of the terms and conditions of this First Addendum.

EQUIFAX CREDIT INFORMATION SERVICES, INC.        INTERSECTIONS INC.

By:___________________________________          By:_____________________________

Print Name:___________________________          Print Name:_____________________

Title:_______________________________           Title:__________________________


                                                DIGITAL MATRIX SYSTEMS, INC.

                                                By:_____________________________

                                                Print Name:_____________________

                                                Title:__________________________

                                   EXHIBIT A

USE OF EQUIFAX TRADEMARKS, SERVICE MARKS AND TRADE NAMES (THE "MARKS")

     a. Equifax hereby grants to Intersections a non-exclusive license to use the Marks solely for the purpose of advertising, marketing and promoting the Equifax credit information as contained in the CreditCompare and Credit Monitoring services for purposes of the provision of such services directly to Consumer Subjects through the Web Site as authorized by this First Addendum. However, all use of the Marks must be preapproved by Equifax and conform to the requirements set forth in this Exhibit "A." All materials appearing on the Web Site shall be subject without limitation to the terms and conditions of Section
2.1 of the Agreement.

     b. All written or printed advertising, marketing and promotional materials containing any Marks, or inclusion of such Marks in the Web Site or any web page, shall contain appropriate legends, markings and/or notices as required from time to time by Equifax, to give notice to the public of Equifax's rights to the Marks. The following notices shall be required at least once on each such printed material and on the legal notices page on the Web Site, as the case may be:

          EQUIFAX(R) IS A REGISTERED TRADEMARK OF EQUIFAX INC., AND IS USED ON THIS WEB SITE WITH THE EXPRESS PERMISSION OF EQUIFAX INC. ALL RIGHTS RESERVED BY EQUIFAX INC.

          _______ IS NOT AFFILIATED WITH EQUIFAX INC. THE SERVICES DESCRIBED HEREIN ARE SOLELY THOSE OF ________ AND ARE NOT ENDORSED BY EQUIFAX INC, OR ANY OF ITS AFFILIATED ENTITIES.


     c. The nonexclusive license granted in this Agreement is nonassignable and nontransferable. Upon the expiration or termination of the Agreement, Intersections shall make no further use of the Marks for any purpose whatever or wherever, nor employ or use any other trademark, service mark or trade names that give the impression, tend to suggest, or are likely to cause confusion: (a) with the Marks or (b) that Intersections is authorized to use the Marks in connection with the advertising, marketing or promotion of any of its services.

     d. Each party understands and agrees that monetary damages would not be a sufficient remedy for any breach by Intersections of the terms of this license and that Equifax shall be entitled to seek injunctive or other equitable relief to remedy or forestall any breach or threatened breach by Intersections, and Intersections shall not be allege in any such proceeding that Equifax's remedy at law is adequate. Such remedy shall not be deemed to be the exclusive remedy for any breach of this license, but shall be in addition to all other rights and remedies available at law or in equity.

     e. Equifax may terminate the foregoing trademark license if, in its reasonable discretion, Intersections' use of the Marks tarnishes, blurs or dilutes the quality associated with the Marks or the associated goodwill and such problem is not cured within ten (10) days of notice; alternatively, instead of terminating the license in total, Equifax may specify that certain materials, or portions thereof, may not contain the Marks. Title to and ownership of the Marks and all associated goodwill shall remain exclusively with Equifax. Intersections will use the Marks exactly in the form provided and in conformance with any trademark usage policies provided to Intersections by Equifax. Intersections will not take any action inconsistent with Equifax's ownership of the Marks, and any benefits accruing from use of such Marks will automatically vest in Equifax. Intersections shall not form any combination marks with the Marks.

                                   EXHIBIT B

www.intersections.com
www.americanexpress.creditaware.com
www.profileprotect.com
www.creditobserver.com
www.creditprotect.intersections.com
www.creditnotify.com
www.auditdept.com

                                   EXHIBIT C

                               SERVICES AGREEMENT

     THIS SERVICES AGREEMENT ("Agreement") is made as of December 21, 2000 (the "Effective Date") by and between INTERSECTIONS INC., with its principal place of business at 14930 Bogle Dr. Chantilly, VA 20151 ("Client"), and EQUIFAX SECURE, INC., with its principal place of business at 1550 Peachtree St., N.W. Atlanta, Georgia 30309 ("Equifax Secure").

1. DEFINITIONS. For the purpose of this Agreement, all capitalized terms used in this Agreement will have the meaning ascribed to them in Exhibit A, "Definitions".

2.   CONFIGURATION AND OPERATION.

     2.1 AUTHENTICATION SERVICES. Client engages Equifax Secure to perform the Authentication Services according to the Configuration Checklist and the Customer Implementation Guide, collectively the "Specifications". The Specifications are incorporated by reference as Exhibit D.

     2.2 CONFIGURATION. Each party will, at its expense, be responsible for configuring its hardware and software so that it is capable of performing or using the Authentication Services, as the case may be, in accordance with the Specifications. Equifax Secure will notify Client that the Authentication Services are configured in accordance with the Specifications, at which time, Equifax Secure will make the Authentication Services available to Client via the Staging Environment for testing (such date upon which Equifax Secure submits the Authentication Services to Client for testing shall be referred to throughout this Agreement as the "Testing Submission Date"). Client will then promptly test the Authentication Services to determine whether or not they conform to the Specifications. If in Client's reasonable judgment, the Authentication Services do not conform to the Specifications, then Client will notify Equifax Secure of its rejection. Equifax Secure will then use commercially reasonable efforts to promptly correct the non-conforming portion of the Authentication Services and make the corrected versions available to Client for approval. The Authentication Services will then be re-tested to ensure that the Authentication Services perform in accordance with the Specifications. In addition to the parties' other rights under the Agreement, the parties will continue working together until Client provides notice to Equifax Secure that in its reasonable segment the Authentication Services are operating in accordance with the Specifications. Once the Authentication Services are approved, Equifax Secure will not change the Authentication Services in any manner that degrades the functionality of the Authentication Service (e.g., text, layout, functional operation, new promotions or branding) without Client's prior approval.

     2.3 CONFIGURATION CHANGES AND NEW RELEASES. Equifax Secure will make available to Client, during the Term of this Agreement, New Releases of the Authentication Services, provided, that Client is capable of utilizing and rolling over to the New Release. Equifax Secure may delay Client's rollover to a New Release if necessary for technical and/or other project management reasons. During the Term of this Agreement, Client may request configuration changes to the Authentication Services including the Specifications. Equifax Secure may, in its sole discretion, include such requested changes in a New Release of the Authentication Service or modify the Authentication Services according to Client's request, in which case, Equifax Secure will make the modified version of the Authentication Services available for Client's approval prior to release to Users. Equifax Secure will charge Client for the modifications to the Authentication Services at its standard time and materials fees which will be invoiced by Equifax Secure upon completion of the modifications and payable by Client upon receipt of the invoice.

     2.4 CHANGES TO BRANDING. If Client changes its branding, Client may request that Equifax Secure reimplement the Client Pages using the new branding. Upon such a request by Client, Equifax Secure will make the requested changes and will make available the reimplemented pages via the Staging Environment within a reasonable period of time for Client's approval. Equifax Secure will charge Client for the reimplementation at its standard time and materials fees which will be invoiced by Equifax Secure upon Equifax Secure's completion of the reimplementation and payable by Client upon receipt of the invoice.

     2.5 OPERATION. Equifax Secure will host and operate, in accordance with the terms of Exhibit C, "Performance Standards", the Authentication Service and Equifax Secure Pages under the Domain Name. Unless otherwise specified in this Agreement, each party will be responsible for all configuration, hosting and other costs associated with the pages living on their servers.

    2.6. COOPERATION. The parties will timely and diligently cooperate with each other in a commercially reasonable manner to facilitate the performance of their respective obligations under the Agreement.

    2.7. SERVICE MANAGERS. Each party will designate a service manager to whom day-to-day communications regarding the Authentication Services will be directed. Either party may change the identity of their service manager by providing written notice to the other party, but each party will try to limit such changes.

    2.8. SCORING. Client will establish a scoring threshold above which a User is authenticated and below which the User is not authenticated. Equifax Secure may act as a consultant in this respect, but the final scoring criteria will be set by Client. Client acknowledges and agrees that the authentication score does not guarantee the identity of the User, but merely provides a score to Client derived, in part, from information entered by the User. Client further acknowledges that the score may not be used, in whole or in part, as a basis for determining the eligibility of the User for credit. Client acknowledges that it may not share the score or its scoring threshold with any third party.

    2.9. TRANSFER OF DATA. Equifax Secure will transfer and/or present data and/or information to third parties as specified by Client in the Specifications, provided that Client agrees to indemnify Equifax Secure pursuant to Section 7.2(iv) of this Agreement.

    2.10. EQUIFAX SECURE SOFTWARE. Equifax Secure hereby grants to Client a non-exclusive license to use and copy the Equifax Secure Software solely as part of and to receive the Authentication Services. Except as provided in this Agreement, Client agrees not to (a) use, copy or modify the Equifax Secure Software; (b) reverse engineer, decompile or otherwise translate the Equifax Secure Software; or (c) sublicense, rent or lease the Equifax Secure Software.

3.  PAYMENT.

    3.1. SET-UP FEE. Client will pay to Equifax Secure the set-up fees described in Exhibit B, "Additional Terms" which will be invoiced on or after the Effective Date and payable by Client upon Client's receipt of Equifax Secure's invoice therefor.

    3.2. SERVICE FEE. Client will pay to Equifax Secure the fees (including, but not limited to, the Transaction Fees and the Monthly Minimums) for the Authentication Services (the "Service Fees") as described in Exhibit B, "Additional Terms" which will be payable by Client upon Client's receipt of Equifax Secure's invoice therefor.

    3.3. EXPENSES. Client will reimburse Equifax Secure for all reasonable, pre-approved, out-of-pocket expenses, incurred by Equifax Secure in connection with the performance of the services under Section 2.2, 2.3 and 2.4 of this Agreement, including, without limitation, reasonable costs of travel, lodging, custom equipment and other similar items. All expenses will be payable by Client upon Client's receipt of Equifax Secure's invoice therefor.

    3.4. REPORTING. Equifax Secure will provide to Client reports regarding the activity of the Authentication Services as described in Exhibit E "Reports".

    3.5. TAXES. All fees quoted in this Agreement are exclusive of any sales, use or other tax related to the parties' performance of their obligations or exercise of their rights under this Agreement. Client will be responsible for any sales, use or other tax related to the parties' performance of their obligations or exercise of their rights under this agreement regardless of whether such tax is currently existing or later enacted. Notwithstanding the foregoing, Client will not be responsible for taxes imposed on the revenues or income of Equifax Secure.

     3.6. RECORDS RETENTION. Unless otherwise provided in this Agreement, Equifax Secure may maintain records and books of accounts relating to the computation of the Service Fees owed by Client following termination of this Agreement.

     3.7. DISPUTED AMOUNTS. If Client disputes the accuracy or applicability of a charge or credit, Client will notify Equifax Secure of such dispute as soon as practicable, but in no event later than sixty (60) days, after such discrepancy has been discovered. In no event will Client initiate a dispute regarding the accuracy or applicability of a charge or credit more than one (1) year after the invoice date first reflecting such charge or credit. The parties will investigate and resolve the dispute in accordance with the dispute resolution procedures described this Agreement. Client will pay any undisputed amounts (in an invoice containing a disputed charge) in accordance with this Agreement, and Equifax Secure will promptly credit to Client any undisputed credit amounts. A party will not be in breach under this Agreement due to its failure to pay disputed amounts or credit disputed credit amounts which are in the dispute resolution process described below.

4.   LICENSES AND STANDARDS.

     4.1. CONTENT LICENSE. Subject to the approval process in Section 2.3, Client hereby grants to Equifax Secure a non-exclusive license to use, reproduce, distribute, create derivative works of (only as necessary to build the Equifax Secure Pages), publicly perform, publicly display and digitally perform the Client Content on or in conjunction with the Equifax Secure Pages.

     4.2. USER INFORMATION. Client hereby grants to Equifax Secure a nonexclusive license to: (a) use User Information as required to display the Equifax Secure Pages, provide the Authentication Services to Users, and internally analyze the performance of the Authentication Services; (b) disclose the items of User Information to its subcontractors (including its Affiliates) for the sole purpose of providing the Authentication Services to Client and assisting Equifax Secure in its performance of its obligations under this Agreement; and (c) disclose User Information as required by law or the operation of the Authentication Services. Equifax Secure acknowledges that the User Information may constitute Client's trade secrets, and thus Equifax Secure will not, and will use reasonable efforts to ensure that its subcontractors (including its Affiliates) do not, use or disclose User Information in any way other than as expressly permitted under this Agreement. Without limiting the foregoing, Equifax Secure will not, and will use reasonable efforts to cause its subcontractors (including its Affiliates) not to, in any Equifax Secure
Database: (w) add or subtract any information in the Equifax Secure Database on the User Information except as required by law, (x) make any notations that User Information confirms information in the Equifax Secure Database, (y) make any notations that User Information is contrary to information in the Equifax Secure Database, or (z) otherwise reflect the fact that Equifax Secure or its subcontractors (including it Affiliates) had access to any portion of the User Information or that Equifax Secure or its subcontractors (including its Affiliates) had any interaction with the User through the Authentication Service except for the addition of a statement in the consumer report of the User indicating that such report was delivered to Client at the User's request (including the date of delivery). Equifax Secure will use at least industry-standard methods to protect the security of User Information.

     Notwithstanding the foregoing, Client hereby grants to Equifax Secure a nonexclusive license to disclose User Information in aggregate statistical form (so long as such data does not contain any identifiable piece of User Information from any User) across multiple sources (not just Client) in a way that does not disclose any discrete items of User Information. Except for Equifax Secure's obligations under subsection (w), (x), (y) and (z) above, there are no other limitations or restrictions on the Equifax Secure Databases.

     Upon termination of this Agreement and except as provided by law, Equifax Secure will remove all User Information from its servers and will use commercially reasonable efforts to remove the User Information from its archives (electronic or otherwise). However, with respect to the records described in Exhibit E, Equifax Secure will archive this information for three
(3) years from the termination of this Agreement, after which Equifax Secure will use commercially reasonable efforts to remove such data from its archives except as required by law. Notwithstanding the foregoing, upon termination of this Agreement, Equifax Secure will not be required to remove from its servers any aggregated statistical data (so long as such data does not contain any identifiable piece of User

Information from any User) created from the User Information, nor will Equifax Secure be restricted, in any way, from disclosing such aggregated statistical data.

     4.3. OWNERSHIP. Except as otherwise provided in this Agreement, as between Client and Equifax Secure: (a) Client and its suppliers retain all right, title and interest in and to all intellectual property rights embodied in or associated with the Client Content and the User Information, and (b) Equifax Secure and its suppliers retain all right, title and interest in and to all intellectual property rights embodied in or associated with the Authentication Services except for the Client Content and User Information (except for aggregation data created from User Information). There are no implied licenses under this Agreement, and any rights not expressly granted to a licensee under this Agreement are reserved by the licensor or its suppliers. Neither party will exceed the scope of the licenses granted under this Agreement.

     4.4. TRADEMARK LICENSE. Equifax Secure hereby grants to Client a non-exclusive license to use the Equifax Secure Marks (including without limitation the Domain Name): (a) in links to the Equifax Secure Pages and advertisements and promotions for the Authentication Services, and (b) on the Client Pages. Client hereby grants to Equifax Secure a non-exclusive license to the Client Marks (including without limitation the Domain Name): (a) in links to the Client Pages from a customer list or other partner page, (b) on the Equifax Secure Pages, and (c) in any other manner approved in writing by Client.

     4.5. TRADEMARK RESTRICTIONS. The Mark owner may terminate the foregoing trademark license if, in its reasonable discretion, the licensee's use of the Marks tarnishes, blurs or dilutes the quality associated with the Marks or the associated goodwill and such problem is not cured within ten (10) days of notice; alternatively, instead of terminating the license in total, the owner may specify that certain pages of the licensee's website may not contain the Marks. Title to and ownership of the owner's Marks will remain with the owner. The licensee will use the Marks exactly in the form provided and in conformance with any trademark usage policies provided to such party. The licensee will not take any action inconsistent with the owner's ownership of the Marks, and any benefits accruing from use of such Marks will automatically vest in the owner. The licensee will not form any combination marks with the other party's Marks. Notwithstanding the foregoing, to the extent that the Domain Name is deemed a combination mark, neither party will use the Domain Name for any purpose except as expressly provided in this Agreement or attempt to register the Domain Name with a government entity, and the parties will jointly cooperate on any enforcement action of infringement of the Domain Name.

     4.6. SUBLICENSING LIMITS. No license rights granted in this Agreement are sublicenseable. Notwithstanding the foregoing, either party may use third party web hosts, web integrators, and Equifax Secure may use other subcontractors to assist in the performance of the Authentication Services, but all actions or failures to act of the web hosts, web integrators or subcontractor, as the case may be, that would be a breach of this Agreement, were the actions or failures to act taken by the applicable party, will be deemed a breach of this Agreement.

     4.7. CONTENT STANDARDS. Client will not provide any Client Content, and Equifax Secure will not provide any Equifax Secure Content or Equifax Secure Software, that: (a) infringes any intellectual property or publicity/privacy right; (b) violates any law or regulation; (c) is defamatory, obscene, harmful to minors or child pornographic; (d) contains any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or (e) is materially false, misleading or inaccurate.

5.   WARRANTIES.

     5.1  PERFORMANCE OF AUTHENTICATION SERVICES. Equifax Secure warrants that
(a) it, and each of the subcontractors that it uses to provide and perform the Authentication Services, have the necessary knowledge, skills, experience, qualifications and resources to provide and perform the Authentication Services in accordance with this Agreement; and (b) the Authentication Services will be performed in a diligent, workmanlike manner which meets or exceeds industry standards applicable to the performance of such services.

     5.2. SOFTWARE OPERATION. Equifax Secure warrants that the Equifax Secure Software, as delivered, will operate materially in accordance with the Specifications.

     5.3. USER INFORMATION. Client warrants that it either owns, or has the right to license to Equifax Secure according to Section 4.2 of the Agreement, the User Information.

     5.4.      DISCLAIMER. Except as otherwise expressly stated in this
Section 5, each party provides all materials and services to the other party "as is," and each party disclaims all warranties and conditions, express, implied or statutory, including without limitation the implied warranties of title, non-infringement, and merchantability and fitness for a particular purpose. Except as otherwise expressly stated in this Agreement, Equifax Secure does not warrant that the Authentication Services operate uninterrupted or error-free. Equifax Secure does not warrant, and will not be liable for, either the accuracy or results of the Authentication Services to the extent any inaccuracies are caused by data and/or information received from Client or any third party. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth in this Agreement. Except where an approval process is specified in this Agreement, all deliverables provided by one party to the other will be deemed accepted (for purposes of the UCC) when delivered.

6.   TERM AND TERMINATION.

     6.1. TERM. Unless earlier terminated as provided in this Agreement, the initial term of this Agreement will begin on the Effective Date and continue for a period of fifteen (15) full calender months following the Initial Launch Date (the "Initial Term"), and will automatically renew for successive one (1) year terms (each such term referred to in this Agreement as a "Renewal Term" and the Initial Term and Renewal Term(s) also referred to in this Agreement as a "Term") unless either party provides the other party written notice of such intent not to renew ninety (90) days prior to the expiration of the then current Term.

     6.2. TERMINATION FOR FAILURE TO PERFORM. By providing written notice, a party may immediately terminate this Agreement: (a) if the other party materially breaches this Agreement and fails to cure that breach within forty-five (45) days (fifteen (15) days with regard to Client's payment obligations) after receiving written notice of the breach, or (b) as provided in Section 11.5.

     6.3 TERMINATION DURING ANY RENEWAL TERM. During any Renewal Term, Client may terminate this Agreement for any reason upon at least sixty (60) days prior written notice to Equifax Secure provided that Client pays Equifax Secure the Monthly Minimum during the sixty (60) day period.

     6.4 EFFECTS OF TERMINATION. Upon expiration or termination of this Agreement for any reason: (a) all license rights granted in this Agreement will terminate, (b) Client will promptly pay the final invoice from Equifax Secure for all amounts accrued as of the date of such termination, and (c) each party will remove the other party's content and Marks from their servers. Sections 3.6, 4.2, 4.3, 4.5, 5.4, 6.4, 7, 8, 9, 11, and Section 3B of Exhibit B, will survive expiration or termination of this Agreement. Neither party will be liable to the other party for any costs or damages of any kind, including direct, indirect, incidental, special, multiple, punitive, exemplary or consequential damages, or for indemnification of the party, solely on account of the rightful termination of this Agreement, even if informed of the possibility of such damages.

7.   INDEMNITY.

     7.1. MUTUAL INDEMNIFICATION. Each party (the "Indemnifying Party") will indemnify and hold harmless the other party, including, but not limited to such party's officers, employees, directors, agents, successors and assigns, (the "Indemnified Parties") against any and all damages, losses, costs and expenses, which the Indemnified Parties pay to third parties with respect to claims by such third parties based on the Indemnifying Party's gross negligence or willful misconduct. The Indemnified Party will also indemnify and hold harmless the Indemnified Parties from reasonable attorney's fees and expenses incurred by them in the event the Indemnifying Party does not assume the defense of such claims in accordance with Section 7.4.

     7.2. CLIENT INDEMNIFICATION. Client will indemnify and hold harmless Equifax Secure including, but not limited to, its officers, employees, directors, agents, successors and assigns (the "Equifax Secure Indemnitees"), against any and all damages, losses, costs and expenses, which the Equifax Secure Indemnitees pay to third parties with respect to claims by such third parties based on (i) Client Content, (ii) Client's breach of Section 10, (iii) Client's use of the Authentication Services (except if such claim is caused by a breach of this Agreement by Equifax Secure) or the operation or the conduct of Client's business, or (iv) Equifax Secure's transfer and/or presentment of data and/or information to third parties as specified by Client in the Specifications. Client will also indemnify and hold harmless the Equifax Secure Indemnitees from reasonable attorney's fees and expenses incurred by them in the event that Client does not assume the defense of such claims in accordance with
Section 7.4.

     7.3. EQUIFAX SECURE INDEMNIFICATION. Equifax Secure will indemnify and hold harmless Client including, but not limited to, its officers, employees, directors, agents, successors and assigns (the "Client Indemnitees"), against any and all damages, losses, costs and expenses, which the Client Indemnitees pay to third parties with respect to claims by such third parties based on (i) the Equifax Secure Content, (ii) the Equifax Secure Software or (iii) Equifax Secure's breach of Section 10. Equifax Secure will also indemnify and hold harmless Client from reasonable attorney's fees and expenses incurred by them in the event that Equifax Secure does not assume the defense of such claims in accordance with Section 7.4.

     7.4. CONDITIONS. The indemnified party covenants to (i) give the indemnifying party prompt notice of the relevant claim, (ii) cooperate with the indemnifying party, at the indemnifying party's expense, in the defense of such claim, and (iii) give the indemnifying party the right to control the defense and settlement of any such claim, except that the indemnifying party will not enter into any settlement that involves a remedy other than the payment of money by the indemnifying party without the indemnified party's prior written approval which shall not be unreasonably withheld. The indemnified party will have the right to participate in the defense at its expense.

8. LIABILITY LIMITS. Neither party will be liable to the other party or any third party for any special, exemplary, punitive, indirect, multiple, incidental or consequential damages arising out of or in connection with this Agreement whether based in contract, tort (including, without limitation, negligence) or on any other legal or equitable grounds.

Except for the fees and expenses payable by Client to Equifax Secure (including, without limitation, the Monthly Minimums), in no event will either party be liable to the other party in the aggregate with respect to any and all breaches and defaults under this Agreement for an amount greater than the fees paid by Client to Equifax Secure during the six (6) month period preceding a claim giving rise to such liability.

The limitations of liability set forth in this Section 8 shall not apply in the event of a claim by either party under Sections 7 or 9.

9. CONFIDENTIAL INFORMATION. A party's "Confidential Information" is defined as any confidential or proprietary information of a party which is disclosed to the other party and is treated as secret by the disclosing party. Each party will protect the other party's Confidential Information with at least the same level of care that it uses to protect its own information of a similar nature, but in no event less than a reasonable standard of care, and will not disclose the Confidential Information to third parties nor use the other party's Confidential Information for any purpose other than as required to perform under this Agreement. Notwithstanding the foregoing, either party may disclose the other party's Confidential Information to its Affiliates and/or subcontractors who have a need to know such Confidential Information and who agree to observe and abide by the confidentiality obligations under this Agreement. Confidential Information does not include information which (a) is already known by the recipient, (b) becomes, through no act or fault of the recipient, publicly known or available, (c) is received by recipient from a third party without a restriction on disclosure or use, or (d) is independently developed by recipient without reference to the Confidential Information. The restrictions on the disclosure of the Confidential Information will not apply to Confidential Information which is required to be disclosed by a court or government agency; however, the party obligated to disclose the other party's Confidential Information in those circumstances will promptly notify the other party so that party may seek a protective order and will make a reasonable effort itself to obtain a protective order for or otherwise protect the Confidential Information. The parties' confidentiality obligations under this Section 9 will continue indefinitely for so long as the Confidential Information is a trade secret under applicable law and will continue with regard to the Confidential Information which does not rise to the level of a trade secret for the earlier to occur of (y) the information no longer qualifies as Confidential
Information, or (z) two (2) years following the termination of this Agreement.

Each party acknowledges that breach of this Section 9 could cause irreparable harm to the other party for which monetary damages may be difficult to ascertain or an inadequate remedy. Each party therefore agrees that the disclosing party may, in addition to any other rights and remedies, seek injunctive relief for any threatened of actual violation or breach of this
Section 9.

10.      COMPLIANCE.

         10.1. WITH LAWS. At its own expense, Equifax Secure will comply with all applicable laws and regulations regarding the performance of the Authentication Services. At its own expense, Client will comply with all applicable laws and regulations regarding the use and receipt of the Authentication Services. Client acknowledges and agrees that in order to comply with certain state and federal laws and regulations that Client (i) must obtain the User's consent prior to Equifax Secure gaining access to the User's consumer report and (ii) comply in all respects to the requirements of a user of consumer reports under the Fair Credit Reporting Act.


         10.2. MANUAL VERIFICATION. Client acknowledges and agrees that Client must provide or have provided on its behalf a manual verification process in the event the User does not receive a score above the scoring threshold as defined by Client or Client receives a flag (indicating a possible match) from a fraud detection database.

         10.3. CERTIFICATION. Client hereby certifies that Equifax Secure, on behalf of Client, and Client are obtaining the User's consumer report (or information contained therein) for the purpose of verifying the identity of a User in connection with a transaction (as defined in Exhibit B) initiated by the User, and that Client will not use such consumer report (or information contained therein) for any other purpose.

11.      GENERAL.


         11.1. GOVERNING LAW. This Agreement will be governed and construed in accordance with the substantive laws of the State of Georgia.

         11.1. DISPUTE RESOLUTION. Any dispute regarding this Agreement will be resolved as specified in this subsection. Upon the written request of either party, each party will appoint a designated representative (who may not be a service manager) to try to resolve such dispute. Such representatives will negotiate in good faith to try to resolve the dispute. If the representatives do not resolve the dispute within ten (10) days after the date a party requested the appointment of representatives, then the parties will try in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. If the dispute is not resolved by such mediation within thirty (30) days after the date a party requested the appointment of representatives, then a party may initiate court proceedings. The parties' representatives may mutually agree to adjust the time periods stated in this subsection. Notwithstanding any other provision of this subsection, either party may initiate court proceedings for injunctive or other equitable relief at any time if the procedure set forth in this subsection could result in irreparable injury due to delay.

         11.3 SEVERABILITY; HEADINGS. If any provision in this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

         11.4 PUBLICITY. Neither party will issue any press release or similar publicity statement (except as permitted under Section 4.4) regarding this Agreement without the prior approval of both parties (not to be unreasonably withheld) or as required by law.

     11.5. FORCE MAJEURE. Except as otherwise provided, if performance under this Agreement is interfered with by any condition beyond a party's reasonable control, the affected party, upon giving prompt notice to the other party, will be excused from such performance to the extent of such condition. Force majeure includes the other party's failure to perform its obligations under this Agreement in a timely manner due to conditions that affect the Internet. In the event a force majeure (other than Client's failure to perform) interferes with Equifax Secure's performance of the Authentication Service, (a) Equifax Secure will immediately take commercially reasonable steps to mitigate the force majeure as quickly as commercially reasonable to do so, and (b) if such force majeure continues for ninety (90) or more days, Client at its sole option may immediately terminate this Agreement.

     11.6. INDEPENDENT CONTRACTORS. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party will make any warranties or representations on behalf of the other party.

     11.7. NOTICE. Any notices under this Agreement will be given to the appropriate party at the address specified above or at such other address as the party will specify in writing. Notice will be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by a reputable overnight courier with tracing capabilities, one (1) day after the date of mailing. Each party may also provide the other party notice via e-mail to the e-mail address provided by such party. Notice will be deemed given by e-mail twenty-four hours after delivery of such e-mail; provided, that the party providing notice has received a confirmation of delivery of such e-mail.

     11.8. ASSIGNMENT. Neither party may assign this Agreement in whole or in part without the prior written consent of the other party; provided, however, that either party may assign this Agreement to an Affiliate.

     11.9. NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement.

     11.10. ENTIRE AGREEMENT; WAIVER. This Agreement (including its Exhibits) sets forth the entire understanding and agreement of the parties, and supersede any and all oral or written agreements or understandings between the parties, as to the subject matter of such Agreements. It may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     11.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will be taken together and deemed to be one instrument.

INTERSECTIONS INC.                                     EQUIFAX SECURE, INC.:

By: __________________________________________         By: ___________________________________________

Name: Stefan T. Midford ______________________         Name: _________________________________________

Title: Chief Operations Officer ______________         Title: ________________________________________

                                   EXHIBIT A
                                  DEFINITIONS

     A. "AFFILIATES" means with respect to any person or entity, any other person or any now existing or future entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person or entity.

     B. "AUTHENTICATION SERVICES" means the authentication of Users according to this Agreement and the Specifications.

     C. "CLIENT CONSENT" means all content or information (including without limitation any text, music, sound, photographs, video, graphics, data or software), in any medium, provided by Client to Equifax Secure for use on the Equifax Secure Pages.

     D. "CLIENT MARKS" means all domain names, trademarks and logos designated by Client for Equifax Secure's use in conjunction with Equifax Secure's performance under this agreement.

     E. "CLIENT PAGES" means the pages related to the Authentication Services which Client hosts.

     F. "DOMAIN NAME" will have the meaning ascribed to such term in the Specifications.

     G. "EQUIFAX SECURE CONTENT" means all content or information (including without limitation any text, music, sound, photographs, video, graphics, data or software), in any medium, displayed on the Equifax Secure Pages, other than Client Content.

     H. "EQUIFAX SECURE DATABASES" means the databases Equifax Secure maintains or accesses during the performance of the Authentication Services which exist prior to each User's use of the Equifax Secure Pages. Equifax Secure Databases does not include the databases which are created by Equifax Secure with User Information or otherwise as a result of the User's use of the Equifax Secure Pages.

     I. "EQUIFAX SECURE MARKS" means all domain names, trademarks and logos designated by Equifax Secure for Client's use in conjunction with Client's performance under this Agreement.

     J. "EQUIFAX SECURE PAGES" means the pages related to the Authentication Services which Equifax Secure hosts.

     K. "EQUIFAX SECURE SOFTWARE" means any software provided by Equifax Secure to Client which is necessary for the Client to communicate with Equifax Secure and receive and/or use the Authentication Services.

     L. "INITIAL LAUNCH DATE" means the earlier to occur of either (i) the first day on which the Authentication Services are generally made available to Users, (ii) sixty (60) calendar days following the Testing Submission Date or
(iii) one hundred and twenty (120) calendar days after the Effective Date.

     M. "INITIAL QUARTER" means the three (3) calendar month period immediately after the Initial Launch Date.

     N.   "INITIAL TERM" will have the meaning ascribed to such term in
Section 6.1.

     O. "MARKS" means the Client Marks or the Equifax Secure Marks, as applicable.

     P. "MONTHLY MINIMUM" means the guaranteed monthly fee as described in Exhibit B.

     Q. "NEW RELEASE" means a new release of the Authentication Services by Equifax Secure that is made generally available to the Equifax Secure customers. A New Release does not include any configuration details or specification modifications that are specific to a single Equifax Secure customer.

     R.   "RENEWAL TERM" will have the meaning ascribed to such term in
Section 6.1.

     S.   "SPECIFICATIONS" will have the meaning ascribed to such term in
Section 2.1, as such document may be modified or updated from time to time by the mutual agreement of the parties.

     T. "STAGING ENVIRONMENT" means the site where Equifax Secure Pages are made available for Client's review and testing prior to being made publicly available.

     U.   "TERM" will have the meaning ascribed to such term in Section 6.1.

     V. "TRANSACTION FEE" will have the meaning ascribed to such term in Exhibit B.

     W. "USER INFORMATION" means any information or data about Users (i) provided by Client or the User to Equifax Secure, (ii) otherwise collected from Users' use of the Equifax Secure Pages, or (iii) otherwise collected by Equifax Secure in the manual verification process. Notwithstanding the foregoing, User Information does not include information regarding the User already in the possession of Equifax Secure prior to being input by and collected from the User, in which case Equifax Secure either already owns, or has separately acquired rights in such information.

                                   EXHIBIT B
                                ADDITIONAL TERMS

1. PURPOSE OF AUTHENTICATION: Consumer authentication for use in credit bureau access and other Intersections consumer credit education and privacy services.

2. SET-UP FEES: $25,000.00 for up to two (2) scoring models. Any additional implementation or modeling with be additional. (Equifax Secure will deliver an invoice for $12,500 of the Set-up Fee soon after the Effective Date and will deliver an invoice for the remaining $12,500 on or about February 1, 2001.)

3.   SERVICE FEES: Client shall pay to Equifax Secure the following Service
     Fees:

     A. Transaction Fees. Client will pay to Equifax Secure a fee ("Transaction Fee") for each authentication transaction (each a "Transaction") according to the Transaction Fee Table and Transaction Completion Table set forth below. During the Initial Quarter, the Transaction Fees will be set at the $1.25 Transaction Fee level. For the quarter immediately following the Initial Quarter, the Transactions will be set at the $1.50 Transaction Fee level, and the Transaction Fee level for each subsequent quarter thereafter will be determined by setting the Transaction Fees at the level dictated by the Transaction Fee Table based on the Actual Annualized Transaction Volume for the immediately preceding three (3) months. The "Actual Annualized Transaction Volume" is computed by annualizing The actual volume of Transactions generated during the applicable measuring period. Equifax Secure will invoice Client on or after the end of each calendar month for the applicable Transaction Fees.

                              TRANSACTION FEE TABLE

     ANNUALIZED TRANSACTION
           VOLUME                          TRANSACTION FEES
     -------------------------------------------------------------------
                               BASE       A        B        C       D
     -------------------------------------------------------------------
           0 - 99,999         $2.40     $ .60    $1.20    $1.80   $2.40
     -------------------------------------------------------------------
     100,000 - 249,999        $2.15     $ .54    $1.08    $1.61   $2.15
     -------------------------------------------------------------------
     250,000 - 399,999        $1.90     $ .48    $ .95    $1.43   $1.90
     -------------------------------------------------------------------
     400,000 - 499,999        $1.65     $ .41    $ .83    $1.24   $1.65
     -------------------------------------------------------------------
         500,000+             $1.25     $ .31    $ .63    $ .94   $1.25
     -------------------------------------------------------------------
     -------------------------------------------------------------------
           N/A                $1.50     $ .38    $ .75    $1.13   $1.50
     -------------------------------------------------------------------

     * Annualized Transaction Volume includes the aggregate of all invoiced Transactions regardless of Transaction Code.

     B. Monthly Minimum. With respect to the first three calendar months after the Initial Quarter, Client will pay to Equifax Secure a Monthly Minimum in the amount of Five Thousand Dollars ($5,000) per calendar month. With respect to the following six calendar months of the Initial Quarter, Client will pay to Equifax Secure a Monthly Minimum in the amount of Ten Thousand Dollars ($10,000) per calendar month. With respect to the final three calendar months of the Initial Term, Client will pay to Equifax Secure a Monthly Minimum in the amount of Fifteen Thousand Dollars ($15,000) per calendar month. With respect to each calendar month of any Renewal Term, Client will pay to Equifax Secure a Monthly Minimum in the amount of Ten Thousand Dollars ($10,000) per calendar month. All Transaction Fees paid by Client throughout the Term will be offset on a dollar for dollar basis against the Monthly Minimum; provided, however, that in no event will any Transaction Fees paid in any month in excess of the Monthly Minimum for such month be applied towards the Monthly Minimums payable in previous or forthcoming months. Client agrees and acknowledges that the Monthly Minimums will be due and payable regardless of whether Client generates any Transactions during the Term. Upon (i) any termination of this Agreement, except a termination by Client due to an Equifax Secure material breach that is not cured within forty-five (45) days from Equifax Secure's receipt of notice thereof, or (ii) a material breach of this Agreement by Client that is not cured within forty-five (45) days (fifteen
     (15) days with regard to Client's payment obligations) from Client's receipt of notice thereof, the obligation to pay all of the Monthly Minimums not yet paid by Client shall accelerate (for the Initial Term), and all such Monthly Minimums shall immediately become due and payable, regardless of whether or not such Monthly Minimums were immediately due and payable had the foregoing items (i) and/or (ii) not occurred. Upon any termination for convenience by Client during any Renewal Term, the obligation to pay the remaining Monthly Minimums after the effect of termination shall cease.

     Due to the fact that Users may either voluntarily or involuntarily fail to complete the authentication process and may subsequently use an alternative process, the following Transaction Completion Table assigns a Transaction Code to each phase in the Transaction Process.


                          TRANSACTION COMPLETION TABLE
                                     TABLE

     --------------------------------------------------------------------------
     TRANSACTION                 TRANSACTION PROCESS COMPLETION
       CODE
     --------------------------------------------------------------------------

         A The User accesses the Authentication Services and attempts to complete an application form less than three times and fails due to the inability to present information which passes the standard field checks (syntax).
     --------------------------------------------------------------------------
         B The User accesses the Authentication Services and attempts to complete an application form at least three times and fails due to the inability to present information which passes the standard field checks (syntax).
     --------------------------------------------------------------------------
         C The User accesses the Authentication Services and completes an application form that passes the standard field checks (syntax), but does not complete the application verification process due to the User's inability to provide correct information about his/her identity.
     --------------------------------------------------------------------------
         D The User accesses the Authentication Services and completes an application form that passes the standard field checks (syntax) and the application verification process, and results in the User being "scored".
     --------------------------------------------------------------------------

4. Pricing Charges: Equifax Secure may modify this Exhibit B and have such modification be effective for any Renewal Term, provided that Equifax Secure provides to Client the modified pricing at least one hundred and twenty (120) days prior to the commencement of the applicable Renewal Term. Equifax Secure may not raise the prices in this Exhibit B, from one Term to the next Term, except if new features or functions are added to the Authentication Services or a third party supplier increases its rates, by more than the lesser of (i) five percent (5%) or (ii) the average increase for all Equifax Secure clients receiving the same type of services.

                                   EXHIBIT C
                             PERFORMANCE STANDARDS


A. AVAILABILITY. The Equifax Secure Pages will be available to Users, and the Authentication Services will be operational, a minimum of 98.5% of the time during any 30 day period, exclusive of scheduled down times. A scheduled downtime is an Authentication Service or Equifax Secure Page downtime which is
(a) scheduled with at least three (3) days prior notice, (b) scheduled for off-peak hours, and (c) does not exceed 6 hours at any one time.

B. RESPONSE TIME. The average response time for server response to access the Equifax Secure Pages will not exceed more than 10 seconds with the maximum standard deviation not to exceed 12 second (i.e., the sum of the average response and standard deviation not to exceed 12 seconds). A minimum of 90% of the response times will occur in no more than 10 seconds..

C. BANDWIDTH. The bandwidth representing the Equifax Secure Pages servers' connection to the Internet will be operating at peak capacity no more than 10 minutes in any 24 hour period and at greater than 70% of peak capacity no more than 60 consecutive minutes of any 24 hour period.

D. SECURITY. Equifax Secure will take all commercially reasonable measures to prevent unauthorized access to restricted areas of its servers and any databases or other sensitive material generated from or used in conjunction with the Authentication Services. In addition, Equifax Secure will immediately notify Client of any known security breaches or holes in the Authentication Services or Equifax Secure Pages.

E. ERROR CORRECTION. In all three severity levels, Client-approved contacts will page Equifax Secure to report the problem, in which case Equifax Secure will respond to the page within sixty (60) minutes. Both Client and Equifax Secure will work together to jointly determine the applicable severity level of the service condition based on the following criteria:

     1.   SEVERITY ONE

A Severity One condition is when a User is unable to access the Authentication Services due to the inability of Equifax Secure to provide a link (physical or virtual) for the Authentication Services.

The condition is precipitated by network or hardware issues, Equifax Secure will facilitate the Equifax Secure resolution of the condition within twenty-four
(24) hours of Equifax Secure learning of the loss of the Authentication
Services.

If the condition is precipitated by software issues, Equifax Secure will facilitate the resolution of the condition by providing a software fix to Client for their testing within forty-eight (48) hours of Equifax Secure learning of the loss of Authentication Services.

     2.   SEVERITY TWO

A Severity Two condition is when a User experiences delays, degradation or interruptions of the Authentication Services resulting in an inability to provide appropriate service levels to the Users.

If the condition is precipitated by network or hardware issues, Equifax Secure will facilitate the resolution of the condition within twenty-four (24) hours of Equifax Secure learning of the condition arising.

If the condition is precipitated by software issues, Equifax Secure will facilitate the resolution of the condition by providing a software fix to Client for their testing within forty-eight (48) hours of Equifax Secure learning of the condition arising.

     3.   SEVERITY THREE

A Severity Three condition is when Users are able to operate in an acceptable manner, however, Equifax Secure is unable to provide reconciliation reports or other reports described in the Specifications within prescribed time frames.

Equifax Secure will facilitate the resolution of the condition within five (5) business days of Equifax Secure learning of the condition arising.

                                                                           DRAFT

F.   BROWSER COMPATIBILITY.   The Equifax Secure Pages will initially be
compatible with Netscape Navigator 3.X and 4.X, Microsoft Internet Explorer 3.X, 4.X and 5X and AOL 5.X (so long as such browsers can handle at least 128 bit encryption or are capable of being stepped-up to permit 128 bit encryption). Client may request that additional versions of a browser or additional browsers be added to the list that Equifax Secure supports. Equifax Secure generally will support only widely used and industry compliant browsers with industry best practices. If Equifax Secure support is deemed appropriate, at Equifax Secure's sole discretion, Equifax Secure will determine the level of effort to provide this support and provide Client an estimate of the development time and expense. Equifax Secure reserves the right to terminate technology with 90 days notice that is deemed to be commercially inappropriate.

G.   CUSTOMER SUPPORT.   Equifax Secure will provide no direct support or
technical support to the Users. Client will provide Level 1 Support to the Users. Equifax Secure, or a third party on its behalf, will provide Level 2 Support and Level 3 Support solely to Client approved contacts relative to unscheduled outages. Client approved contacts may obtain Level 2 and Level 3 Support by dialing the help desk number (888-407-0359 or such other number that Equifax Secure may provide from time to time) 7 days a week, 365 days per year. All support personnel will have access to Client technical specifications and application profiles. See Error Correction for response times by severity level.

     LEVEL 1 SUPPORT:    Client shall provide Level 1 Support to Users. In no
event will Equifax Secure provide such support. Level 1 Support includes all questions/comments/troubleshooting directly with the User.

     LEVEL 2 SUPPORT:    Level 2 Support may include but is not limited to the
following: diagnosing the problem with the Client based on its application; diagnosing system down/not responding/slow; call routing and ticketing for support (deciding where the problem lies, whether it be application or network); proactive Client notification when the system is down; and/or monitoring.

     LEVEL 3 SUPPORT:    Level 3 Support may include but is not limited to the
following: diagnosing whether the problem is a system problem or a product problem; assisting when there is technical difficulty with the site (when the server is not responding or is down); and/or dealing with back-end reconciliation file problems and data delivery. This level of support will have server access and reboot capabilities.

H.   REMEDIES.      Client's sole and exclusive remedy for Equifax Secure's
failure to meet the Performance Standards of this Exhibit C, is to terminate the Agreement in accordance with Section 6.2 of the Agreement and the applicable cure periods therein.

                                   EXHIBIT D
                                 SPECIFICATIONS

                                   EXHIBIT E
                                    REPORTS

Equifax Secure will provide the following information as part of its invoice regarding the User's which access the Authentication Services:


-    Transaction Date         Date the User accessed the Authentication Services
-    Transaction Time         Time the User accessed the Authentication Services
-    User Name                The name of the User
-    Service Code             Price Code: A, B, C, D
-    Zip Code                 The zip code of the User
-    State                    The state in which the zip code is located


                                   EXHIBIT D

                     Equifax Internet Security Requirements
                              (North America only)

Equifax has a duty to protect the confidentiality and security of any consumer report information or other nonpublic consumer information ("Consumer Information") it provides to its customers (the "Customers"). In addition, Equifax seeks to protect its proprietary information including subscriber codes, account information, and all other nonpublic business information ("Proprietary Information") (Consumer Information and Proprietary Information being referred to cumulatively as "Equifax Information"). In order to discharge these responsibilities, Equifax must obtain from its Customers complete information on systems, applications, processes, and entities involved in the transmission of Equifax information. Equifax requires a complete description of the intended use, resale, or transmission of the Consumer Information by a Customer. This document sets forth the policies and requirements of Equifax for Customers to access, obtain, repackage, and distribute Equifax Information over the World Wide Web (herein, the "Internet"). These requirements are in addition to standard Equifax contractual terms and conditions, which must be fulfilled by any prospective Customer.

1.   Terms of Delivery:

Identify method by which you, the Customer, will access Consumer Information from Equifax;

If Customer is not the end-user, identify each intended business end-user and, as applicable, consumer class of end-users (the "End-Users"); identify the permissible purpose as defined by the Fair Credit Reporting Act, 15 U.S.C.
Section 1681, et seq., as amended ("FCRA"), or permissible use as defined by the Gramm-Leach-Bliley Act, 15 U.S.C. Section 6801, et seq., as amended, and it implementing regulations ("GLB") for each End-User (each, a "Permissible Purpose");

Identify any broker, reseller, network, switch, or other intermediary (each, an "Intermediary") present between Customer and any End-Users;

Identify Customer's intended downstream distribution of Equifax Information, including whether any Consumer Information will be resold, transmitted, or accessed by or through any Intermediary or any Intermediary's system or network; state whether any consumer identifying information will be input by an Intermediary in the application process for access to Consumer information;

Identify whether any Virtual Private Network, Extranet, or other
Internet-modified system will be utilized;

Specify the URL's and web sites through which the Customer intends to transmit Consumer Information;

o In the case of consumer End-Users, provide copies of web site consumer disclosures, privacy policies, credit data source attribution policy, and application format; and

o Provide technical contact person(s), telephone number(s), and standard business hours.

2.   Data Security **

----------
** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

3.   NETWORK TOPOLOGY **

     ----------
     ** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

 4.  END-USER AUTHENTICATION **

     ----------
     ** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

5.   END-USER VERIFICATION **

     ----------
     ** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

6.   NETWORK SECURITY CERTIFICATION
     ----------

     a. Equifax endorses, and in certain cases requires, a third-party network security certification and review on a periodic basis. This is in addition to, and does not supplant, the obligation to comply with these Internet Security Requirements. The certification and review should include the following:

     i. A scan of all external IP addresses to determine if vulnerabilities exist in the Customer's infrastructure.

     ii.  Intrusion testing on at least a calendar quarter basis.

     iii. Review of security policies and procedures and incident management.

     b. The third party network security certification is required of the Customer and any Intermediary, if the Customer or Intermediary will transmit to any other person Consumer Information for any purpose.

     f. If the Customer will not transmit to any other person Consumer Information, but instead is only using the Internet to receive Consumer Information for its own Permissible Purposes, then the third party network security certification is recommended. If approved by Equifax, in lieu of a third-party security certification, the Customer may conduct its own periodic review with industry standard network and systems security software.

7.   COMPLIANCE

     a. The customer agrees to comply with these Internet Security Requirements at all times.

     b. A breach of security or other circumstance which causes or may have caused or allowed, access to Equifax Information by unauthorized persons or systems, whether intentional, fraudulent, or accidental, must be reported to Equifax as soon as possible and, in any case, not later than one (1) business day after discovery.

8.   LIABILITY

The Customer shall assume all liability for the use and/or resale of Consumer Information and its delivery via the Internet, and shall hold Equifax harmless from all such liability.

9.   APPROVAL OF EXCEPTIONS

Equifax must approve, in writing, any variance from these Internet Security Requirements.

10.  MODIFICATIONS

Equifax retains the right to update of modify, from time to time, these Internet Security Requirements. If Equifax updates or modifies these Internet Security Requirements, Equifax will require that the Customer conform its systems, applications, processes or procedures to comply with the update or modification within a reasonable time period, having regard to all relevant security and legal concerns, as may be determined in the discretion of the Equifax Group Executive, reasonably exercised.

11.  DISCLAIMER

Compliance by the Customer with these Internet Security Requirements shall not relieve the Customer of the obligation to observe any other or further contractual, legal, or regulatory requirements, rules or terms, nor shall Equifax's review or approval of any of Customer's systems, applications, processes, or procedures constitute or be deemed to constitute the assumption by Equifax of any responsibility or liability for compliance by the Customer with any contractual, legal, or regulatory requirements, rules, or terms. Customer shall remain solely responsible for the security of its system, the security of all Equifax Information received by it from Equifax, and for any breach of that security. Equifax retains the right, in its sole discretion, to withhold approval of Internet access to Equifax Information for any reason. Equifax may suspend or terminate access to the Equifax Information at any time if Equifax has reason to believe that Customer, an Intermediary, or a business End-User has violated any of these Internet Security Requirements or any contractual, legal, or regulatory requirements, rules or terms.

                                   EXHIBIT E

     For the Intersections enrollment process, FCRA disclosure verbiage is as follows:

CUSTOMERS MUST CLICK ON A CHECKBOX WITH TEXT AS FOLLOWS:

     [X] Yes! Please enroll me in the Identity Guard service(s) indicated above. Please note: Your privacy is important to us. Click here to view the Intersections Inc. Privacy Policy.

SCROLL BOX CONTAINS THE FOLLOWING FCRA DISCLOSURE

     Legal Information

     The Federal Fair Credit Reporting Act protects consumers by governing how consumer credit reports can be obtained and used. It authorizes you to obtain a copy of your credit report from any credit reporting agency that maintains one for a reasonable charge. You are entitled to receive a disclosure directly from the consumer reporting agency free of charge under the following circumstances: you have been denied credit, insurance or employment within the past sixty (60) days as a result of your credit report; you certify in writing that you are unemployed and intend to apply for employment in the 60-day period beginning on the date on which you made the certification; you are a recipient of public welfare assistance; you have reason to believe that your file at the agency contains inaccurate information due to fraud.

     Otherwise, the consumer reporting agency may impose a reasonable charge for the disclosure. In addition, the Act allows you to dispute inaccurate details in your credit report, although accurate derogatory information remains on your files for the period of time provided by law.

     NOTICE TO ILLINOIS RESIDENTS: MANY GOVERNMENT RECORDS ARE AVAILABLE FREE OR AT A NOMINAL COST FROM GOVERNMENT AGENCIES. CREDIT REPORTING AGENCIES ARE REQUIRED BY LAW TO GIVE YOU A COPY OF YOUR CREDIT RECORD UPON REQUEST, AT NO CHARGE OR FOR A NOMINAL FEE.

     MA, VT, CO, MD and NJ permit consumers to obtain one credit report per credit reporting agency per year, free of charge.

     GA permits consumers to obtain two credit reports per credit reporting agency per year, free of charge.

CUSTOMERS MUST CLICK ON A SUBMIT BUTTON THAT IS PRECEDED BY THE FOLLOWING TEXT:

     Please make sure the information you have entered is accurate and complete. Then click Submit.

     By clicking Submit I request, authorize and provide my written instructions for Intersections Inc., provider of this service, to obtain and compile my credit report and/or monitor my credit file(s) at the credit bureau(s). I acknowledge that the service is a web based product and I agree to the electronic delivery or the service. I understand that Intersections Inc. cannot accept authorization from any person other than the individual joining the service and confirm that I am requesting my own personal information and no other. I acknowledge that, to ensure continuous service, my membership will be automatically renewed at the then current rate unless I tell you to cancel. I understand that Intersections Inc. is authorized under contract with the credit bureau(s) to serve the informational needs of consumers and assumes no liability for information contained in bureau files. I confirm that I am at least 18 years of age.

     Note: We cannot process your order without your authorization.

           SECOND ADDENDUM TO AGREEMENT - CONSUMER DISCLOSURE SERVICE

This Second Addendum (the "Second Addendum") to that certain Agreement Consumer Disclosure Service (the "Agreement") among EQUIFAX CREDIT INFORMATION SERVICES, INC. N/K/A EQUIFAX INFORMATION SERVICES LLC, a Georgia corporation with its principal place of business at 1550 Peachtree Street, Atlanta, GA 30309 ("Equifax"), CREDITCOMM SERVICES, LLC, a Delaware limited liability company with its principal place of business at 14930 Bogle Drive, Chantilly, Virginia 20151 ("CreditComm"), INTERSECTIONS INC. a Delaware corporation with its principle place of business at 14930 Bogle Drive, Chantilly, Virginia 20151 ("Intersections") and DIGITAL MATRIX SYSTEMS, INC. a Texas corporation, with its principal place of business at 15303 Spectrum Drive, 2nd floor, Addison, Texas 75001 ("Processor"), is entered into as of November 27, 2001 (the "Effective Date")

WHEREAS, Equifax, CreditComm and Processor entered into the Agreement effective April 7, 1997, regulating the provision, access to and use of certain Equifax Credit Information and the resale of that information in the form of "CreditCompare" and "Credit Monitoring" Services to Consumer Subjects, all on the terms and conditions set forth therein; and

WHEREAS, the parties later entered into a First Addendum to the Agreement, dated March 30, 2001, permitting CreditComm and Processor to access and use Equifax Credit Information and resell that information in the form of "CreditCompare" and "Credit Monitoring" Services to Consumer Subjects in electronic format via the Internet, all on the terms and conditions set forth therein; and

WHEREAS, CreditComm is a wholly-owned subsidiary of Intersections, Inc., and its product and service offerings include, in addition to CreditCompare and Credit Monitoring Service, additional credit reports and profiles, credit monitoring products and other related products which it sells under various names (these products collectively referred to herein as "Intersections Products")

WHEREAS, Equifax Consumer Services Inc., an affiliate of Equifax, CreditComm and Intersections, have entered into a certain Marketing, Operational and Cooperative Services Agreement, dated November 27, 2001 (the "Commercial Agreement"), pursuant to which Intersections and Equifax Consumer Services Inc. agree to cooperate on a number of commercial projects including the transition by Intersections of all of its credit monitoring or other products to use Equifax Credit Information as the exclusive credit information incorporated in such services; and

WHEREAS, the parties desire to further amend, modify and supplement the Agreement, as amended by the First Addendum thereto; and

WHEREAS, capitalized forms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement, as amended by the First Addendum thereto;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties now agree as follows:

1.  EXCLUSIVITY.

    1.1. For all purposes of the Agreement as further modified by this Second Addendum, as used herein, "Intersections" shall mean and include CreditComm Services, LLC, Intersections Inc., or Processor unless otherwise specified or unless the context otherwise requires.

    1.2. Subject only to Section 5.3, Intersections shall use Equifax Credit Information as the sole component of all of its existing and future one-bureau Intersections Products that are credit monitoring products ("Intersections Monitoring Products") products that require credit information. In addition, Intersections shall utilize Equifax Credit Information as one of the two bureaus used in any of its dual bureau Intersections Monitoring Products, and as one of the three bureaus used in any tri-bureau Intersections Monitoring Products requiring credit information unless an Intersections client makes a specific request not to include Equifax.

        1.2.1. Intersections shall use its best efforts to transition all of its existing one and dual bureau Intersections Monitoring Products to use Equifax Credit Information as its underlying component, not later than one hundred and eighty (180) days after the Effective Date. Intersections will, on a monthly basis, report to Equifax or its representative the number of its customers who have been converted to Equifax and the number still to be converted.

        1.2.2. Equifax will cooperate with Intersections in its transition efforts including providing such reasonable assistance that Intersections may request (subject to any legal, or contractual obligations restraining Equifax's actions).

        1.2.3. To facilitate Intersections transition as required by this Second Addendum, Equifax at no expense to Intersections, shall provide to Intersections one CMS file for three consecutive months as required, for each Member who as of the first day of each such month had purchased an Intersections Monitoring Product.

    1.3. Notwithstanding subclause (ii) of paragraph 4(b) of the First Addendum, Intersections shall during the Term of this Agreement and any extensions thereof use Equifax Secure Inc.'s elDverifier(TM) Authentication Service as its exclusive online authentication for all Websites maintained by it for the purpose of selling Intersections Products.

2.  SERVICES.

    2.1. Intersections shall use the Equifax Credit Information as a component of the Intersections Products only for sale directly to Consumer Subjects.

    2.2. Intersection shall use the Full Flat File received as part of the Equifax Credit Information only to calculate the changes to Members credit information for purposes of reporting the same as part of an Intersections Monitoring Product.

         Intersections shall not separately sell or provide the Full Flat File to the Consumer Subject or any third party.

3. PRICING. The prices applicable to the Equifax Credit Information and Services provided hereunder shall be inclusive of Safe Scan and shall be as follows:

         Credit Report Pull                    $ 1.90   per pull

         Quarterly or monthly update pull      $  .13   per Member per pull

    3.1. Subsequent to the transition described in Section 1.2 the monthly minimum of $100,000 in billings shall continue to apply throughout the Term of this Agreement. If at anytime, Intersections fails to meet such minimum for a thirty-day (30) period Equifax may change such pricing for all future purchases to its then current pricing based on volume.

4.  DEFINITIONS. The following definitions shall apply:

         4.1. "WebSite" as defined in Section 2(e) of the First Addendum shall include any website owned and operated by Equifax or any of its Affiliates and shall include a site operated jointly by Intersections and Equifax or any one of its Affiliates.

5.  TERM AND TERMINATION.

    5.1. Term and Renewal. The term of this Agreement shall be five (5) years from the Effective Date of this Second Addendum (the "Term"). This Agreement shall renew for consecutive two (2) year terms unless, written notice of nonrenewal is given by either party at least twelve (12) months prior to the effective date of the renewal.

    5.2. Termination Due to Termination of Commercial Agreement. Notwithstanding
    section 5.1 above, and subject to section 5.4 below, this Agreement shall automatically terminate twenty four (24) months after the date of termination or expiration of the Commercial Agreement for any reason; provided, however, that in the event that Intersections terminates the Commercial Agreement due to the material breach or default of Equifax, this Agreement shall terminate the later of (i) twenty four (24) months after the termination of the Commercial Agreement or (ii) five years after the Effective Date.

    5.3. Change of Control of Intersections. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall automatically terminate thirty (30) days after termination of the Commercial Agreement by Equifax pursuant to Section 21.4.4 thereof (referencing Section 3.8 of a certain Stockholders Agreement and certain Restricted Purchasers).

    5.3 Termination of Exclusivity. Notwithstanding the exclusivity requirement of Section 1 of this Second Addendum, in the event that (i) either Party gives notice of nonrenewal pursuant to Section 5.1, or (ii) Section 5.2 becomes operable due to the termination or expiration of the Commercial Agreement, Intersections, may, at its discretion cease purchasing Equifax Credit Information for new enrollees of Intersections Products (excluding any such Services being provided to any Equifax-affiliated company) no sooner than six (6) months prior to the anticipated end of the Term of this Agreement.

    5.4 Termination Due to Breach. If, at any time, Intersections is (i) delinquent in the payment of any charges due Equifax pursuant to this Agreement and remains delinquent for more than thirty (30) days after notice from Equifax, or (ii) is in violation of any of the material terms of this Agreement and remains in violation for more than ten (10) days after notice from Equifax of such violation, then Equifax may, at its election, discontinue providing Services to Intersections and terminate this Agreement immediately by giving written notice to Intersections.

    5.5 Continued Effect. In the event of termination of this Agreement for any reason, the provisions of this Agreement shall remain in full force and effect as to all Equifax Credit Information which Intersections has requested or received from Equifax prior to the date of termination.

6. CROSS DEFAULT. Intersections acknowledges and agrees that a material default under this Agreement that remains uncured after giving effect to any available notice and remedy periods shall be a default under the Commercial Agreement.

7. EFFECT. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. This Second Addendum amends and supercedes terms of the Agreement and the First Addendum that conflict with it and the terms of this Second Addendum shall be given precedence. Unless changed herein, all terms and conditions of the Agreement and the First Amendment shall remain in full effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

EQUIFAX INFORMATION SERVICES                  CREDITCOMM SERVICES LLC
LLC ("Equifax")                               ("CreditComm")

By:__________________________                 By:__________________________

Name:________________________                 Name:________________________

Title:_______________________                 Title:_______________________

INTRSECTIONS INC. ("Intersections")           DIGITAL MATRIX SYSTEMS,
                                              INC ("Processor")

By:__________________________                 By:__________________________

Name:________________________                 Name:________________________

Title:_______________________                 Title:_______________________